               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                          FORM 8-K/A

                        CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                             February 16, 1998
------------------------------------------------------------------------------

                        Dixon Ticonderoga Company
------------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


        Delaware                0-2655                    23-0973760
------------------------------------------------------------------------------
(State or the Jurisdiction   (Commission      (IRS Employer Identification
     of incorporation)       File Number)             Number)


195 International Parkway, Heathrow, FL                      32746
------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number including area code:     (407) 829-9000

ITEM 2.  Acquisition or Disposition of Assets
---------------------------------------------

  On December 12, 1997, Dixon Ticonderoga Company's publicly held Mexican subsidiary, Dixon Ticonderoga de Mexico, S.A. de C.V. ("Dixon Mexico") completed its acquisition of all the capital stock of Vinci de Mexico, S.A. de C.V., ("Vinci") and certain assets of a related entity, for a total purchase price of
28.3 million pesos (or $3.5 million) in cash. The acquisition was financed entirely through Dixon Mexico's on-hand cash and cash equivalents.
  Dixon Mexico acquired the capital stock and assets from Grupo Ifam, S.A. de C.V. and Guillermo Almazan Cueto. Dixon Ticonderoga Company and Dixon Mexico had no prior relationship with the sellers.
  Vinci, a 50-year-old company with average annual revenues during the past five years of U.S. $8 million, manufactures and markets artist paints, chalks, modeling clay and crayons, as well as geometric sets, rulers and compasses. It operates a 50,000 square-foot manufacturing facility in Mexico City and currentlyemploys about 200 people. The assets acquired include manufacturing equipment which will continue to be utilized in the manufacture of all the aforementioned product lines. The Vinci brand name is well-known among consumers and educators in Mexico and elsewhere in Latin America. Management believes its products complement those currently sold by Dixon Mexico.
  Dixon Mexico manufactures wood-case graphite and coloring pencils, crayons, chalks, markers, erasers and allied products. It operates a 55,000 square-foot manufacturing facility in Tlalnepantla, D.F., Mexico and employs approximately 375 people in manufacturing, distribution, marketing and administrative operations. Dixon Mexico has 33 million shares outstanding, of which Dixon Ticonderoga Company owns 80%. The shares are traded on the Mexican Intermediate Market.

ITEM 7.  Financial Statements and Exhibits                    PAGE
------------------------------------------                    ----

(a)   Financial statements for business acquired:

      Vinci de Mexico, S.A. de C.V., Financial Statements or the Year Ended December 31, 1996:

        Report of Independent Accounts                           4

        Balance Sheet                                            5

        Statement of Income                                      6

        Statement of Stockholders' Equity                        7

        Statement of Changes In Financial Position               8

        Notes to Financial Statements                            9 - 19

      Vinci De Mexico, S.A. de C.V.,
      Financial Statements for the Nine Months
      Ended September 30, 1997 (Unaudited):

        Balance Sheet                                            20

        Statement of Income                                      21

(b)   Pro forma financial information:

        Introduction                                             22

        Unaudited Pro Forma Condensed Balance Sheet
        as of September 30, 1997                                 23

        Unaudited Pro Forma Condensed Statement of
        Operations for the Year Ended September 30, 1997         24

        Notes to Unaudited Pro Forma Condensed
        Financial Statements                                     25

(c)   Exhibits

      The following exhibit is required to be filed as part of this report on Form 8-K/A:

      (2) Share Purchase Agreement by and among Dixon Ticonderoga de Mexico, S.A. de C.V. and by Grupo Ifam, S.A. de C.V. and Guillermo Almazan Cueto with respect to the capital stock of Vinci de Mexico, S.A. de C.V. (English translation).*

      (23)Consent of Independent Accountants                     27

      * Incorporated by reference to the Company's current report on Form 8-K dated December 12, 1997, filed in Washington, D.C.

Translation of a report originally issued in Spanish.

                  (See Note 1 to the Financial Statements)

To The Stockholders of
     Vinci de Mexico, S. A. de C. V.:


  We  have  audited  the  accompanying  balance  sheet of VINCI DE MEXICO, S.
A. DE C. V. as of December 31, 1996, and the related statements of income, stockholders' equity and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statements presentation.
 We believe that our audit provides a reasonable basis for our opinion.

  As mentioned in Note 3 a), starting in 1996, the Company fully recognizes the effects of inflation on the financial information.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vinci de Mexico, S. A. de C.
V. as of December 31, 1996, and the results of its operations, changes in stockholders' equity and the changes in its financial position for the year then ended, in conformity with generally accepted accounting principles in Mexico.

  The translated financial statements in U.S. dollars as of December 31, 1996, are presented for purposes of additional analysis and are not a required part of the basic financial statements referred to above. We have reviewed such translation into U.S. dollars and, in our opinion, the translated amounts have been properly computed on the basis set forth in Note 1 to the financial statements.


SALLES, SAINZ Y CIA., S. C.

/s/ C.P. Manuel Sainz M.
__________________________

C.P. Manuel Sainz M.


Mexico, D. F.
March 14, 1997

VINCI DE MEXICO, S. A. DE C.V.
Balance Sheet as of December 31, 1996
Expressed In Terms Of The Purchasing Power
Of The Mexican Peso As Of That Date



                                            Mexican      U.S. Dollars
CURRENT ASSETS:                              Pesos         (Note 1)

  Cash and marketable securities         $ 2,061,470              $   262,578
  Accounts receivable                     12,066,244                1,536,925
  Inventories                              9,746,698                1,241,475
                                         ___________              ___________
         Total current assets             23,874,412                3,040,978

MACHINERY AND EQUIPMENT, net              16,495,504                2,101,097
OTHER ASSETS                                 901,704                  114,854
                                         ___________              ___________
                                         $41,271,620              $ 5,256,929
                                         ===========              ===========


CURRENT LIABILITIES:

  Bank loans                             $11,028,225              $1,404,708
  Affiliated companies                     5,028,115                 640,451
  Trade                                    3,983,917                 507,447
  Vinci A.G.                               2,424,730                 308,847
  Other accounts payable & accrued
    liabilities                              494,876                  63,034
  Taxes payable                            4,969,837                 633,028
                                           _________              __________
         Total current liabilities       $27,929,700              $3,557,515

STOCKHOLDERS' EQUITY:

  Capital stock                          $60,477,298              $7,703,231
  Contributions-future increase of
    capital stock                               879                      112

Retained earnings
  Legal reserve                              896,916                 114,244
  Unappropriated                          14,844,567               1,890,811
  Net loss for the year                  (13,666,378)             (1,740,740)
                                         ___________              __________
                                           2,075,105                 264,315
Accumulated effect of restatement        (49,211,362)             (6,268,244)
                                         ___________              __________
         Total stockholders' equity       13,341,920               1,699,414
                                         ___________              __________
                                         $41,271,620              $5,256,929
                                         ===========              ==========

    The accompanying notes are an integral part of this balance sheet.

STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE


                                           MEXICAN       U.S. DOLLARS
                                            PESOS          (Note 1)

NET SALES                               $46,920,426      $5,976,439

COST OF SALES                            35,470,034       4,517,958
                                        ___________      __________

                   Gross Profit          11,450,392       1,458,481

OPERATING EXPENSES                       15,592,380       1,986,062
                                        ___________      __________


                   Operating Loss        (4,141,988)       (527,581)

INTEGRAL COST OF FINANCING

         Interest paid                    6,249,180         795,983
         Interest gain                     (305,350)        (38,894)
         Loss on exchange fluctuations    1,367,876         174,232
         Gain on exhange fluctuations    (1,290,244)       (164,343)
         Gain on monetary position       (1,723,801)       (219,568)
                                        ____________      __________

                                          4,297,661         547,410
                                        ____________      __________

OTHER EXPENSES (INCOME)

         Other expenses                   5,018,365         639,209
         Other income                      (729,601)        (92,932)
                                        ___________      __________
                                          4,288,764         546,277
                                        ___________      __________
         Loss before provision
         for asset tax                  (12,728,413)     (1,621,268)

PROVISIONS FOR ASSET TAX                    937,965         119,472
                                        ___________      __________

         Net loss for the period       $(13,666,378)     $(1,740,740)
                                       ============      ===========

VINCI DE MEXICO, S. A. DE C.V.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1996
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE

                                               Contibutions
                                                for future          Retained earnings        Accumulated
                                     Capital    increase of      Legal      Unappropriated    effect of
                                     stock     capital stock    reserve       earnings       restatement     Total
------------------------------------------------------------------------------------------------------------------------
MEXICAN PESOS

BALANCE AS OF DEC. 31, 1995     $41,751,448    $     --         $896,916   $ 17,781,667    $(50,093,980)  $10,336,051
    Correction to inventories
       valuation of prior years    --               --             --        (2,937,100)        --
(2,937,100)
    Contributions for the year   18,725,850         879            --            --             --         18,726,729
    Net loss for the year          --               --             --       (13,666,378)        --
(13,666,378)
    Recognition of the effects
       of inflation for the year   --               --             --            --             882,618       882,618
                               ___________    ____________      ________    ___________    ____________  ___________

  BALANCE AS OF DEC. 31, 1996  $60,477,298    $     879         $896,916   $  1,178,189    $(49,211,362)  $13,341,920
                               ===========    ============      ========   ============    =============  ===========

U.S. DOLLARS (NOTE 1)

  BALANCE AS OF DEC. 31, 1995  $ 5,318,046    $     --          $114,244   $  2,264,921    $ (6,380,667)  $ 1,316,544
    Correction to inventories
       valuation of prior years    --               --             --          (374,110)        --           (374,110)
    Contributions for the year    2,385,185         112            --            --             --          2,385,297
    Net loss for the year          --               --             --        (1,740,740)        --         (1,740,740)
    Recognition of the effects
       of inflation for the year   --               --             --            --             112,423       112,423
                               ___________    ____________  ____________   ____________    ____________   ___________

  BALANCE AS OF DEC. 31, 1996   $ 7,703,231   $     112         $114,244   $    150,071    $ (6,268,244)  $ 1,699,414
                               ===========    ============  ============    ============    ============  ===========

                                         The accompanying notes are an integral part of this statement.

STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEAR ENDED DECEMBER 31, 1996
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE

                                                              U.S.
                                           MEXICAN          DOLLARS
                                            PESOS           (Note 1)
                                        _____________     ____________

OPERATIONS

Net loss for the year                   $ (13,666,378)    $ (1,740,740)

Add-Charges to income which did
not require outlay of funds:
    Depreciation and amortization           1,523,737          194,084
    Provision for doubtful accounts         5,012,000          638,398
    Provision for slow moving inventories     300,000           38,212
                                        _____________     ____________
                                           (6,830,641)        (870,046)

(Increase) decrease in working capital:
    Accounts receivable                     4,019,967          512,039
    Inventories                               776,141           98,860
    Affiliated companies                    1,769,308          225,364
    Trade                                    (154,768)         (19,713)
    Vinci, A.G.                              (605,904)         (77,176)
    Other accounts payable
      and accrued liabilities              (3,361,706)        (428,194)
    Taxes payable                           1,834,201          233,629
                                        _____________     ____________
    Resources applied in operations        (2,553,402)        (325,237)

FINANCING

Contributions of capital stock             18,726,729        2,385,297
Increase in bank loans, net of payments   (15,811,696)      (2,013,998)
                                        _____________     ____________
    Resources obtained from
    financing activity                      2,915,033          371,299

INVESTMENT

Retirements of machinery/equipment net        592,123           75,421
Decrease in other assets                    1,095,865          139,585
                                        _____________     ____________
    Resources obtained from
    investment activity                     1,687,988          215,006
                                        _____________     ____________
    Increase in cash and marketable
    securities during the year          $   2,049,619     $    261,068
                                        =============     ============

Translation of financial statements originally issued in Spanish
VINCI DE MEXICO, S. A. DE C. V.
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE
(Stated in Mexican Pesos and U.S. Dollars)




(1)  Explanation added for translation into English:

     These financial statements are presented on the basis of generally accepted accounting principles in Mexico. Certain accounting practices applied by the Company that conform with generally accepted accounting principles in Mexico do not concur with generally accepted accounting principles in the United States. The principal differences in this regard consist of the recognition of the effects of inflation on the financial information in Mexico, as well as the application of the partial method of recognizing deferred income taxes.

     The translation to U.S. dollars was made by applying the current exchange rate at the end of the year to all the accounts. As of December 31, 1996, the exchange rate was $7.85 Mexican pesos per dollar.

(2)  Activities:

     The Company is engaged in the manufacturing of school supplies, as well as paints and colors for students and artists.

(3)  Significant accounting policies:

     The significant accounting policies followed by the Company, which are in accordance with generally accepted accounting principles in Mexico, are as follows:

     a)  Recognition of the effects of inflation in the financial statements

     Starting in 1996, the Company fully recognizes the effects of inflation on the financial information, in conformity with the normative provisions contained in Bulletin B-10, hence, the amounts presented in the accompanying financial statements and their notes are stated in Mexican pesos of purchasing power as of the end of the year.

     The items derived from the recognition of the effects of inflation are shown below:

     INVENTORIES

     Inventories are priced at average cost which does not exceed market value. The charges to the cost of sales are made under the same method. Inventories are restated by applying the factors derived from the National Consumer Price Index
(NCPI) published by the Central Bank of Mexico.

     MACHINERY AND EQUIPMENT

     Machinery and equipment are recorded originally at their cost of acquisition. The Company annually restates its fixed assets by applying the factors derived from the NCPI to both cost and accumulated depreciation.

     Depreciation is computed under the straight-line method on the basis of the useful lives of the assets, at the annual rates shown below:

                 Machinery and equipment            10%
                 Molds and dies                     35%
                 Computer equipment                 25% and 30%
                 Furniture and fixtures             10%


     RESTATEMENT OF CAPITAL STOCK AND RETAINED EARNINGS

     The restatement of capital stock and retained earnings was determined by applying the factors derived from the NCPI. This restatement represents the amount necessary to convert stockholders' contributions and retained earnings to Mexican pesos equivalent to those of the year-end.

    The restatement of capital stock and retained earnings was distributed among each one of the headings derived therefrom, consequently, each one is presented summarized by the sum of its nominal value and its related restatement, as shown below:


                              Nominal
                              values       Restatement      Total
MEXICAN PESOS

Capital stock              $ 23,175,000  $ 37,302,298  $ 60,477,298
Contributions for future
  increase of capital stock         879        -                879
Legal reserve                    25,000       871,916       896,916
Unappropriated earnings     (16,278,649)   17,456,838     1,178,189
Accumulated effect
  of restatement                 -        (49,211,362)  (49,211,362)
                             -----------   ------------  ------------
                           $  6,922,230  $  6,419,690  $ 13,341,920
                             ===========   ============  ============

U. S. DOLLARS

Capital stock                 2,951,891     4,751,340     7,703,231
Contributions for future
  increase of capital stock         112         -               112
Legal reserve                     3,184       111,059       114,244
Unappropriated earnings      (2,073,476)    2,223,546       150,071
Accumulated effect
  of restatement                  -        (6,268,244)   (6,268,244)
                              ---------     ----------   ----------
                                881,712       817,702     1,699,414
                              =========     ==========   ==========

     RESTATEMENT OF INCOME FOR THE YEAR

     The items making up the statement of income were restated by inflation factors required to state them at Mexican pesos of purchasing power of the current year-end, as shown below:

                            MEXICAN PESOS            U.S. DOLLARS
                               Values                  Values
                      Restated        Nominal         Restated
  Nominal

  Net sales        $ 46,920,426   $ 42,584,523   5,976,439  5,424,158
  Cost of sales      35,470,034     32,204,726   4,517,958  4,102,043
                   ------------    -----------   ---------  ---------
  Gross profit       11,450,392     10,379,797   1,458,481  1,322,115
  Operating expenses 15,592,380     13,335,189   1,986,062  1,698,555
                   ------------    -----------   ---------  ---------
  Operating loss     (4,141,988)    (2,955,392)   (527,581)  (376,440)
  Integral cost-
    financing         4,297,661      3,518,284     547,410    448,138
  Other expenses      4,288,764      4,374,349     546,277    557,178
                   ------------    -----------   ---------  ---------
  Loss before
    provision       (12,728,413)   (10,848,025) (1,621,268)(1,381,756)

  Provision for
    asset tax           937,965        937,965     119,472    119,472
                   ------------    -----------   ---------  ---------
  Net loss for
    the year       $(13,666,378) $ (11,785,990) (1,740,740)(1,501,228)
                   ============    ===========   ========= ===========

     GAIN ON MONETARY POSITION

     The gain on monetary position represented an income in the amount of $1,723,801 (U.S. dollars 219,568) which was determined by applying the inflation factor derived from the NCPI to the initial monthly monetary position. The total gain on monetary position is presented in the statement of income as part of the integral cost of financing.

     ACCUMULATED EFFECT OF RESTATEMENT

     The balance of this account represents the difference resulting between the restatement of inventories and machinery and equipment, compared with the restatement of capital stock and retained earnings, by applying the NCPI.

     b)  Marketable securities

     Investments in marketable securities are recorded at market value.

     c)  Deferred or prepaid income tax and employee profit sharing

     The prepaid or deferred effect of items which accrual or deduction for tax purposes and profit sharing are recognized in years in the short-term, other than the year of their book recognition, is not recorded inasmuch as this effect is not significant.

     As of December 31, 1996, there are temporary items that will generate increase or decrease in income tax and employee profit sharing in future years which have not been recorded, due to the fact that the turnaround time in which they should be applied for tax purposes is not known. Of these temporary differences the most significant one is represented by the difference between the deduction of purchases and the cost of sales recorded.

     d) Labor obligations

     Bulletin D-3 "Labor Obligations", issued by the Mexican Institute of Public Accountants, A.C. sets forth the recognition of labor obligations derived from formal and informal plans, with regard to remuneration's that will be paid to the workers or their benefits resulting from pension plans, seniority premiums, and any other remuneration established at the conclusion of the labor relation or starting at that moment.

     The recognition of these labor obligations implies the quantification of the net cost of the period, that is, of the amount that will affect the income
(loss) for the year, as well as the determination of the liability accumulated at the date for each and every one of the workers eligible in the remuneration plans at retirement that have been established.

     INDEMNIFICATIONS

     The Company has a contingent liability for indemnifications payable to personnel that retires under certain circumstances. The Company follows the policy of expensing the payments for this item at the moment they are made.

     At December 31, 1996, the Company has established a formal plan for payment of indemnifications to its personnel, in the event of a voluntary retirement, which is managed by Fideicomisos Bancomer, S.A.

     The relevant information obtained from the actuarial study as of December 31, 1996, is shown below:

                                        MEXICAN PESOS   U.S. DOLLARS

Obligations for projected benefits      $ 1,060,564       135,088
Obligations for current benefits          1,015,107       129,298
Assets of the plan                        1,194,271       152,119
Transition assets                            23,716         3,021
Projected net liability                     109,991        14,012
Net cost for the period                      23,636         3,011
Probable labor life                              13            13

      SENIORITY PREMIUMS

      In accordance with the Federal Labor Law, the Company has a labor liability for seniority premiums payable to employees who have completed 15 or more years of service. In conformity with Bulletin D-3 "Labor Obligations", the Company proceeded, based on actuarial calculations, to make the contributions to the fund it has established for paying seniority premiums which is managed by Fideicomisos Bancomer, S. A. The relevant information obtained from the actuarial study as of December 31, 1996, is shown below:

                                   MEXICAN PESOS          U.S. DOLLARS

Obligations for projected benefits $    467,777                 59,583
Obligations for current benefits        446,373                 56,856
Assets of the plan                      511,830                 65,194
Transition assets                        15,250                  1,942
Projected net liability                  28,803                  3,669
Net cost for the period                    448                      57
Probable labor life                         13                      13

     e)  Exchange fluctuations

     Foreign currency transactions are recorded at the exchange rates in effect when they occur. All foreign currency denominated assets and liabilities are adjusted at the end of the year based on the exchange rate in effect as of that date. Exchange fluctuations are considered as a part of the integral cost of financing in the statement of income.

(4) Classification of accounts receivable:
                                                 MEXICAN         U.S.
                                                  PESOS        DOLLARS

Trade receivables                             $ 16,190,773   2,062,282
Other receivables                                   12,349       1,573
Asset tax recoverable                              142,991      18,213
Value added tax recoverable                        707,741      90,148
Officers and employees                              24,390       3,107
                                              ____________   _________
                                                17,078,244   2,175,323
Less - Allowance for doubtful accounts           5,012,000     638,398
                                              ____________   _________
                                              $ 12,066,244   1,536,925
                                              ============   =========

(5)  Integration of inventories:
                                                 MEXICAN         U.S.
                                                  PESOS        DOLLARS

Raw materials                                 $  2,737,309     348,662
Work in process                                  1,006,377     128,186
Finished goods                                   4,785,297     609,522
Tax warehouse                                      931,670     118,670
Spare parts                                        179,145      22,819
                                              ------------   ---------
                                                 9,639,798   1,227,859
Restatement                                        406,900      51,828

Less- Allowance for slow-moving inventories        300,000      38,212
                                              ------------   ---------
                                              $  9,746,698   1,241,475
                                              ============   =========
(6) Classification of machinery and equipment:

    MEXICAN PESOS
                              Historical   Restatement      Total
                                cost

Machinery and equipment      $ 6,614,274   $10,695,410  $17,309,684
Molds and dies                 1,123,124     1,879,131    3,002,255
Furniture and fixtures           721,027       307,596    1,028,623
Computation equipment            468,101       469,209      937,310
                             -----------  ------------  -----------
                               8,926,526    13,351,346   22,277,872

Less- Accumulated depreciation 2,220,456     3,561,912    5,782,368
                             -----------   -----------  -----------
                             $ 6,706,070   $ 9,789,434  $16,495,504
                             ===========   ===========  ===========

   U. S. DOLLARS
                                Historical   Restatement      Total
                                   cost

Machinery and equipment          842,486     1,362,316    2,204,802
Molds and dies                   143,057       239,352      382,409
Furniture and fixtures            91,840        39,180      131,020
Computation equipment             59,624        59,765      119,389
                             -----------   -----------  -----------
                               1,137,007     1,700,613    2,837,620
Less- Accumulated depreciation   282,828       453,695      736,523
                             -----------   -----------  -----------
                                 854,179     1,246,918    2,101,097
                             ===========   ===========  ===========
    In the event that assets should be sold at restated net values, this could generate income tax for the excess of restated value over the value in books determined in accordance with tax regulations.

    As a guarantee of adherence to the Federal Tax Debtor Support Program (PROAFI), the Company assigned the machinery and equipment invoices for security in the amount of $ 6,047,265 (770,264 U.S. dollars).

(7) Summary of bank loans:

Payable in Mexican pesos:                MEXICAN PESOS    U.S. DOLLARS
Inverlat, S. A. de C. V.

 Non-performaning credit since
 March 20, 1995 at a normal 32.5%
 rate and a 48.75% arrears rate         $ 1,800,000          229,273

 Non-performing credit since
 April 11, 1995 at a normal 19.9%
 rate and a 29.85% arrears rate             560,000           71,329

 Non-performing credit since
 April 17, 1995 at a normal 19.5%
 rate and a 29.25% arrears rate           1,000,000          127,374

 Unpaid accrued interest                  2,374,850          302,494
                                        -----------       ----------
                                          5,734,850          730,470
                                        -----------       ----------
 Banca Quadrum, S. A. de C. V.

 Payment agreement in eighteen
 consecutive monthly amortizations
 starting February 1, 1997, at an
 Equilibrium Interbank Interest
 rate on unpaid balances
 (liquidated in advance - February 1997)  1,272,000          162,020
                                        -----------       ----------

 Union de Credito para la Contaduria
   Publica, S.A. de C.V.

 Promissory note with a maturity on
 January 2, 1997 at a 38.17% rate
 with accounts receivable as collateral
 (paid at maturity)                       1,620,000          206,346

 Unpaid accrued interest                     18,635            2,373
                                        -----------       ----------
                                          1,638,635          208,719
                                        -----------       ----------
                                          8,645,485        1,101,209
                                        -----------       ----------
 Payable in US dollars:
 Woodforest National Bank:

 Direct loan with a maturity on
 April 24, 1997 in the amount
 of 300,000 US dollars, plus 3,499
 US dollars interest, at a 6.45% rate     2,382,740          303,499
                                        -----------       ----------
                                        $11,028,225        1,404,708
                                        ===========       ==========

(8) Foreign currency position:

     As of December 31, 1996, the Company had U.S. dollars denominated assets and liabilities, as shown below:

                                                         U.S.
                                                       DOLLARS

     Assets                                            609,666
     Liabilities                                       814,412
                                                    ----------
     Excess of liabilities over assets                 204,746
                                                    ==========

(9) Other expenses:

     This item primarily includes fines, surcharges, and restatements, resulting from the tax agreements entered into during the year.

(10)  Stockholders' investment:

     a) As of December 31, 1996, capital stock is represented by 23,175,000 common shares with a par value of one Mexican peso each, fully subscribed and paid.

     b) At the Ordinary General Stockholders' Meetings held on October 1, 1996, the stockholders resolved to increase capital stock in the amount of $18,725,850 (U.S. dollars 2,385,185) by capitalizing liabilities in favor of Grupo Ifam, S.A. de C.V.

     c) Legal reserve is not available for distribution to the stockholders during the existence of the Company, except as stock dividends.

     d) As of December 31, 1996, stockholders' investment has the following tax restrictions:

     NET TAXABLE INCOME ACCOUNT (CUFIN)

    As of December 31, 1996, the balance of the "Net taxable income" tax account amounted to $12,093,688 (U.S. dollars 1,540,421). Dividends paid up to this amount are not subject to income tax payment. Payments in excess of this amount are subject to a 34% income tax payable by the Company. The balance of the CUFIN may be restated for inflation until the date of dividends payment and can be increased with the taxable income of future years.

     REDUCTIONS TO CAPITAL STOCK

     As of December 31, 1996, the balance of the "Restated paid-in capital" tax account amounted to $60,955,849 (U.S. dollars 7,764,186). Should there be a reimbursement made to the stockholders, the amount reimbursed in excess of the aforementioned amount should be treated as distributed earnings.

(11)  Asset tax:

      Asset tax is determined by applying a general 1.8% rate to the amount resulting from deducting the nominal value of certain debts from the restated value of assets. Payments made on income tax during the same period may be taken as a credit against this tax. Asset tax exceeding income tax the Company is subject to in the period may be refunded in the following ten fiscal years, provided that income tax exceeded asset tax in an amount equivalent to the restated value of asset tax. Furthermore, the difference resulting from deducting the asset tax from income tax for the last three years may be taken as a tax credit against the tax for the fiscal year. During the fiscal year ended December 31, 1996, the Company was subject to asset tax in the amount of $937,965 (U.S. dollars 119,472).


(12) Income tax:

     The principal items affecting the Company's taxable income are as follows:
                                            MEXICAN        U.S.
                                             PESOS       DOLLARS

Income before provision for asset tax   $ (12,728,413) (1,621,268)

Add (less)
Tax inflationary component, net             3,545,628     451,621
Tax depreciation in excess of book
     depreciation                            (405,080)    (51,597)
Non deductible expenses                       142,865      18,197
Purchases in excess of cost of sales       (1,094,611)   (139,425)
Gain on monetary position                  (1,723,801)   (219,568)
Provisions for doubtful accounts and
     slow-moving inventories                5,312,000     676,610
Fines and surcharges                        2,140,616     272,659
Restatement in accordance with the
     Bulletin B-10                            730,213      93,010
                                        -------------    --------
Tax loss                                $  (4,080,583)   (519,761)
                                        =============    ========

(13) Employee profit sharing:

    Employee profit sharing for the year ended December 31, 1996, was determined as follows:

                                             MEXICAN       U.S.
                                              PESOS       DOLLARS

Tax loss                                 $ (4,080,583)   (519,761)
Add (less):
Tax inflationary component                 (3,545,628)   (451,621)
Excess of depreciation on restatement
     over historic depreciation               880,200     112,115
                                        -------------    --------
Employee profit sharing basis            $ (6,746,011)   (859,267)
                                        =============    ========

(14) Tax loss carryforwards:

     Tax losses may be restated starting with the first month of the second half of the fiscal year in which the loss was incurred, up to the last month of the first half of the fiscal year in which the loss will be carried forward.


      Tax loss carryforwards as of December 31, 1996 are summarized as shown below:
              Year             Restated amount as               Year it
            Incurred          of December 31, 1996              Expires

                       MEXICAN PESOS          U.S. DOLLARS

              1994     $  3,029,360               385,861        2004
              1995        8,022,096             1,021,806        2005
              1996        4,455,926               567,569        2006
                       ------------           -----------
                       $ 15,507,382             1,975,236
                      =============            ===========
(15)  Related party transactions:

     The balances as of December 31, 1996, and the transactions during the year with affiliated companies were as follows (nominal values):

                                BALANCES           TRANSACTIONS

MEXICAN PESOS                     Credit       Expenses   Increase of
                                                          capital stock

Grupo Ifam, S.A. de C.V.        $  246,934  $  322,087   $17,875,879
Inversiones Fambes, S.A. de C.V. 4,640,256   2,373,377       -
Peerless, S.A. de C.V.             140,925   1,221,453       -
                                ----------  ----------   -----------
                                $5,028,115  $3,916,917   $17,875,879
                                ==========  ==========   ===========

U.S. DOLLARS

Grupo Ifam, S.A. de C.V.        $   31,453  $   41,025   $2,276,921
Inversiones Fambes, S.A. de C.V.   591,048     302,306      -
Peerless, S.A. de C.V.              17,950     155,582      -
                                ----------  ----------   ----------

                                $  640,451   $ 498,913   $2,276,921
                                ==========  ==========   ===========

VINCI DE MEXICO, S.A. DE C.V.
BALANCE SHEET AS OF SEPTEMBER 30, 1997 (UNAUDITED)
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE

                                           MEXICAN              U.S. DOLLARS
CURRENT ASSETS:                             PESOS

  Cash and marketable securities       $  4,510,463               $  577,302
  Accounts receivable                    12,133,590                1,553,000
  Inventories                             9,723,921                1,244,583
                                       ____________               __________
         Total current assets            26,367,974                3,374,885

MACHINERY AND EQUIPMENT, net             16,132,996                2,064,891
OTHER ASSETS                              1,374,781                  175,961
                                       ____________               __________
                                       $ 43,875,751               $5,615,737
                                       ============               ==========

CURRENT LIABILITIES:

  Bank loans                           $  7,004,570               $  896,528
  Affiliated companies                    7,108,105                  909,779
  Trade                                   9,237,129                1,182,277
  Other accounts payable and accrued
    liabilities                           3,416,740                  437,314
  Taxes payable                           2,521,841                  322,775
  Employee profit sharing                   199,000                   25,470
                                       ____________              ___________
         Total current liabilities       29,487,385                3,774,143

STOCKHOLDERS' EQUITY:

  Capital stock                          69,624,625                8,911,382
  Contributions-future increase of
    capital stock                           766,984                   98,168
  Retained earnings:
    Legal reserve                         1,004,187                  128,529
    Unappropriated                        1,319,100                  168,834
    Net loss for the year                  (234,187)                 (29,974)
                                       ____________               __________
                                          2,089,100                  267,389
Accumulated effect of restatement       (58,092,343)              (7,435,345)
                                       ____________               ___________
         Total stockholders' equity      14,388,366                1,841,594
                                       ____________               ___________
                                       $ 43,875,751               $5,615,737
                                       ============               ===========

VINCI DE MEXICO, S.A. DE C.V.
STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
EXPRESSED IN TERMS OF THE PURCHASING POWER
OF THE MEXICAN PESO AS OF THAT DATE



                                          MEXICAN        U.S. DOLLARS
                                           PESOS

NET SALES                              $50,117,341       $6,414,609

COST OF SALES                           38,120,324        4,879,089
                                       ___________       __________

                  Gross Profit          11,997,017        1,535,520

OPERATING EXPENSES                      15,474,823        1,980,651
                                       ___________       __________


                  Operating Loss        (3,477,806)        (445,131)

INTEGRAL COST OF FINANCING:

         Interest paid                   1,831,677          234,440
         Interest gain                    (105,485)         (13,501)
         Loss on exchange fluctuations     454,317           58,149
         Gain on exhange fluctuations     (682,310)         (87,330)
         Gain on monetary position        (953,623)        (122,057)
                                       ___________       __________

                                           544,576           69,701
                                       ___________       __________

OTHER EXPENSES (INCOME):

         Other expenses                  2,849,251          364,681
         Other income                   (7,683,095)        (983,373)
                                       ___________       __________
                                        (4,833,844)        (618,692)
                                       ___________       __________
         Income before provisions for
         asset tax and employee profit
         sharing                           811,462          103,860

PROVISIONS FOR:

         Asset tax                         846,649          108,364
         Employee profit sharing           199,000           25,470
                                       ___________       __________
                                         1,045,649          133,834
                                       ___________       __________

         Net loss for the period       $  (234,187)       $ (29,974)
                                       ===========       ==========


DIXON TICONDEROGA COMPANY
UNAUDITED PRO FORMA CONDENSED
FINANCIAL STATEMENTS

INTRODUCTION

The unaudited pro forma condensed balance sheet as of September 30, 1997 assumes that the acquisition of all the capital stock of Vinci de Mexico, S.A.
de C.V., and the assets of a related entity had occurred on September 30, 1997 and accordingly, is reflected in the financial position of Dixon Ticonderoga
Company as of that date.

The unaudited pro forma condensed statement of operations for the year ended
September 30, 1997 presents the results of operations of Dixon Ticonderoga
Company assuming the acquisition had been consummated as of the beginning of that period.

The unaudited pro forma condensed financial statements have been prepared by Dixon Ticonderoga Company and all calculations have been made upon assumptions deemed appropriate. The unaudited pro forma condensed financial statements were prepared using the prevailing accounting policies of both Dixon Ticonderoga
Company and Vinci de Mexico, S.A. de C.V. The preliminary allocations of the purchase price, in accordance with generally accepted accounting principles, are included in the unaudited pro forma condensed financial statements.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated.
In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with consolidated financial statements and notes thereto contained in the Dixon
Ticonderoga Company 1997 Annual Report on Form 10-K.

DIXON TICONDEROGA COMPANY
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
YEAR ENDED SEPTEMBER 30, 1997

                                AS     Vinci de Mexico   PRO FORMA         PRO
                             REPORTED    S.A.de C.V.(a) ADJUSTMENTS       FORMA

CURRENT ASSETS
  Cash and cash
    equivalents           $  5,607,587  $    577,302  $(3,533,829)(b)  $  2,651,060
  Receivables, net          25,969,659     1,553,000       68,732 (b)    27,591,391
  Inventories               31,580,175     1,244,583         --          32,824,758
  Other current assets       3,225,881        --             --           3,225,881
                          ------------  ------------  --------------  -------------
  Total current assets      66,383,302     3,374,885   (3,465,097)       66,293,090
                          ------------  ------------  --------------  -------------

PROPERTY, PLANT AND
  EQUIPMENT                 35,030,105     4,156,423      271,855 (b)    38,520,239
                                                         (938,144)(b)
  Less accumulated
    depreciation           (19,542,880)     (938,144)     938,144 (b)   (19,542,880)
                          ------------  ------------  --------------  -------------
                            15,487,225     3,218,279      271,855        18,977,359
                          ------------  ------------  --------------  -------------
OTHER ASSETS                 2,290,712       175,961      425,445(b)(c)   2,892,118
                          ------------  ------------  --------------  -------------
                          $ 84,161,239  $  6,769,125  $(2,767,797)    $  88,162,567
                          ============  ============  ==============  =============

CURRENT LIABILITIES:
  Notes payable           $ 16,058,080  $    896,528  $      --       $  16,954,608
  Current portion of
    long term debt           1,745,080          --           --           1,745,080
  Accounts payable           7,077,955     2,092,056         --           9,170,011
  Accrued liabilities       12,712,385       785,559      153,590 (b)    13,651,534
                          ------------  ------------  --------------  -------------
  Total current liabilities 37,593,500     3,774,143      153,590        41,521,233
                          ------------  ------------  --------------  -------------
LONG TERM DEBT              23,555,618          --           --          23,555,618
                          ------------  ------------  --------------  -------------
DEFERRED INCOME TAXES
  AND OTHER                  1,142,631          --         73,595 (b)     1,216,226
                          ------------  ------------  --------------  -------------
MINORITY INTEREST            2,006,865          --           --           2,006,865
                          ------------  ------------  --------------  -------------
SHAREHOLDERS' EQUITY
  Common stock               3,591,681     2,629,425   (2,629,425)(b)     3,591,681
  Capital in excess
    of par value             2,770,668        98,168      (98,168)(b)     2,770,668
  Retained earnings         17,127,698       267,389     (267,389)(b)    17,127,698
  Cumulative translation
   adjustment               (2,768,856)        --            --          (2,768,856)
                           ------------  ------------  --------------  -------------
                            20,721,191     2,994,982   (2,994,982)       20,721,191

Less treasury stock           (858,566)        --            --            (858,566)

                           ------------  ------------  --------------  -------------
TOTAL SHAREHOLDERS' EQUITY  19,862,625     2,994,982   (2,994,982)       19,862,625
                           ------------  ------------  --------------  -------------
                           $84,161,239    $6,769,125  $(2,767,797)      $88,162,567
                           ============  ============  ==============  =============

DIXON TICONDEROGA COMPANY
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 1997

                                AS     Vinci de Mexico   PRO FORMA           PRO
                             REPORTED    S.A.de C.V.(a) ADJUSTMENTS         FORMA

REVENUES                   $115,054,806  $  7,289,813  $    --          $122,344,619
                           ------------  ------------  -------------    ------------
COSTS AND EXPENSES:
  Cost of goods sold         72,916,837     5,605,972       --            78,522,809
  Selling and                31,252,037     2,147,878     21,272 (c)
  administrative expenses                                 27,186 (d)      33,448,373
                           ------------  ------------  -------------    ------------

                            104,168,874     7,753,850     48,458         111,971,182
                           ------------  ------------  -------------    ------------

OPERATING INCOME (LOSS)      10,885,932      (464,037)   (48,458)         10,373,437

INTEREST EXPENSE              3,799,760       501,618       --             4,301,378
                           ------------  ------------  -------------    ------------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES AND MINORITY INTEREST 7,086,172      (965,655)   (48,458)          6,072,059

INCOME TAXES (BENEFIT)        2,676,458       163,848   (483,949) (e)      2,356,357
                           ------------  ------------  -------------    ------------
                              4,409,714    (1,129,503)   435,491           3,715,702

MINORITY INTEREST               808,536                 (225,901) (f)
                                                          87,098  (g)        669,733
                          -------------  ------------  -------------    ------------

NET INCOME (LOSS)         $   3,601,178  $ (1,129,503) $ 574,294        $  3,045,969
                          =============  ============  =============    ============
EARNINGS PER SHARE:
  Primary                 $        1.05                                 $        .89
                          =============                                 ============
  Fully Diluted           $        1.00                                 $        .85
                          =============                                 ============

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
  Primary                     3,433,801                                    3,433,801
                          =============                                 ============

  Fully Diluted               3,602,120                                    3,602,120
                          =============                                 ============

NOTES TO UNAUDITED PRO FORMA CONDENSED
FINANCIAL STATEMENTS


a) Balance sheet data condensed from the unaudited balance sheet of Vinci de
   Mexico S.A. de C.V., with the addition of approximately $1.15 million of machinery and equipment of a related entity also purchased in the trans-action. Statement of operations data for the first year ended September
   30, 1997 were derived from the internal financial statements of Vinci de Mexico S.A. de C.V., for the three months ended December 31, 1996 combined with the unaudited statement of operations of Vinci de Mexico S.A. de C.V., for the nine months ended September 30, 1997 (included herein). The aforementioned statement of operations data have been adjusted to exclude the effects of inflation in conformity with U.S. generally accepted accounting principles. Balance sheet and statement of operations data are translated at the exchange rate of 7.813 Mexican pesos per dollar, the exchange rate at September 30, 1997.

b) To reflect the acquisition of Vinci de Mexico, S.A. de C.V. (and assets of a related entity) under the purchase method of accounting.

c) To recognize amortization of goodwill in the amount of $425,445 over the estimated period of benefit of 20 years.

d) To recognize depreciation for the purchase adjustment of machinery and equipment over the estimated useful life of 10 years.

e) To adjust income taxes on combined operations to the prevailing statutory rate.

f) To reflect minority interest in the results of operations of Vinci de
   Mexico, S.A. de C.V.

g) To reflect minority interest in cumulative pro forma adjustments.


SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 16, 1998              By:  /s/ Gino N. Pala
        -----------------                   ----------------
                                            Gino N. Pala, Chairman
                                              of the Board, President
                                              Chief Executive Officer
                                              and Director

                                                           Exhibit (23)


                           CONSENT OF INDEPENDENT ACCOUNTANTS



TO WHOM IT MAY CONCERN:

We consent to the use of our report dated March 14, 1997 with respect to the balance sheet of Vinci de Mexico, S.A. de C.V., as of December 31, 1996, and the related statements of income and changes in financial position for the year then ended included herein and to the incorporation by reference of such report in the registration statements on Form S-8 (File Nos. 33-20054, 33-23380 and 333-22205) and on Form S-2 (File No. 333-22119) of Dixon Ticonderoga Company.



                                        SALLES, SAINZ y CIA., S.C.



                                        /s/ C.P. Manuel Sainz M.
                                        -------------------------

Mexico, D.F.
February 11, 1998
